Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.s 2-9302, 2-93052-99, 33-36511, 33-38470, 33-41957, 33-41959, 33-75244, 33-58973, 333-03439, 333-14797, 333-62427, 333-63431, 333-63545, 333-72973, 333-52904, 333-52906, 333-52908, 333-52910, 333-52912, 333-60416 and 333-107499) and in the Registration Statements on Form S-3 (No.s 33-54192, 33-82544, 333-46237, 333-44170, 333-53978, 333-64982, 333-65434, 333-91722, 333-91726, and 333-104055) of Champion Enterprises, Inc., of our report dated March 10, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 10, 2006 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

March 10, 2006